EXHIBIT 10.1

FORM OF PERFORMANCE-VESTING RESTRICTED STOCK AWARD AGREEMENT
UNDER THE DUFF & PHELPS CORPORATION
AMENDED AND RESTATED 2007 OMNIBUS STOCK INCENTIVE PLAN

This Performance-Vesting Restricted Stock Award Agreement (this “Agreement”), dated as of __________ (the “Date of Grant”), is made by and between Duff & Phelps Corporation, a Delaware corporation (the “Company”) and __________ (the “Participant”). Capitalized terms not defined or described herein shall have the meaning ascribed to them in the Company Amended and Restated 2007 Omnibus Stock Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

1.             Grant of Performance-Vesting Restricted Stock. The Company hereby grants to the Participant _____ shares of Stock (such shares, the “Performance-Vesting Restricted Stock”), subject to all of the terms and conditions of this Agreement and the Plan.  The number of shares of Stock set forth in the preceding sentence represents the maximum amount of shares of Stock which the Participant may earn pursuant to this Agreement.  As described below, the Participant may vest in fewer shares of Stock, or no shares of Stock, depending upon attainment of the applicable performance goal.  The target number of shares of Stock to be earned under this Agreement is _____ (the “Target Award Amount”).

2.             Lapse of Restrictions.

(a)           Vesting.

(i)            General. Subject to the provisions set forth below, the Performance-Vesting Restricted Stock shall vest or be forfeited on the first business day following the end of the Performance Period (as defined on Exhibit A), as to a number of shares of Stock as determined in accordance with Exhibit A, based upon the Total Shareholder Return (as defined on Exhibit A) attained during the Performance Period.  Except as set forth below, such vesting shall be subject to the continued employment of the Participant by the Company or one of its Subsidiaries or affiliates as of each such vesting date.

(ii)           Following Certain Terminations of Employment. Upon termination of the Participant’s employment with the Company and its Subsidiaries and affiliates (a “Termination”) for any reason prior to the end of the Performance Period, other than by the Company without Cause (as such term is defined in the employment agreement between the Participant and the Company or its affiliates, hereinafter referred to as the “Employment Agreement”) or by the Participant with Good Reason (as such term is defined in the Employment Agreement), all of the Performance-Vesting Restricted Stock shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Performance-Vesting Restricted Stock. Upon a Termination by the Company without Cause or by the Participant with Good Reason, the Performance-Vesting Restricted Stock shall remain outstanding and shall vest or be forfeited, as the case may be, in accordance with Exhibit A, based upon the Total Shareholder Return attained during the Performance Period, without regard to such Termination.  In the event that the Participant is not party to an Employment Agreement, the definitions for Cause and Good Reason set forth on Exhibit B shall govern.

(b)           Restrictions. Until the restrictions on transfer of the Performance-Vesting Restricted Stock lapse as described in Section 2(a) hereof, or as otherwise provided in the Plan, no transfer of the Performance-Vesting Restricted Stock or any of the Participant’s rights with respect to the Performance-Vesting Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Committee determines otherwise, upon any attempt to transfer Performance-Vesting Restricted Stock or any rights in respect of Performance-Vesting Restricted Stock before the lapse of such restrictions, such Performance-Vesting Restricted Stock, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.  The Participant agrees that during the Performance Period, any dividends payable with respect to the Performance-Vesting Restricted Stock shall not be paid to the Participant, but shall instead be retained by the Company and paid out, or forfeited, as the case may be, at the end of the Performance Period in the same manner as the shares of Stock to which such dividends are attributable.  No interest shall be payable with respect to any such retained dividends.

3.             Legend on Certificates. The Participant agrees that any certificate issued for Performance-Vesting Restricted Stock (or, if applicable, any book entry statement issued for Performance-Vesting Restricted Stock) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND FORFEITURE CONDITIONS (THE “RESTRICTIONS”) AS SET FORTH IN THE DUFF & PHELPS CORPORATION AMENDED AND RESTATED 2007 OMNIBUS STOCK INCENTIVE PLAN AND A PERFORMANCE-VESTING RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND DUFF & PHELPS  CORPORATION, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND AGREEMENT.

4.             Securities Laws Requirements. The Company shall not be obligated to transfer any Stock to the Participant free of the restrictive legend described in Section 3 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time).

5.             No Obligation to Register. The Company shall be under no obligation to register the Performance-Vesting Restricted Stock pursuant to the Securities Act or any other federal or state securities laws.

6.             Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Performance-Vesting Restricted Stock by any holder thereof in violation of the provisions of this Agreement will be valid, and the Company will not transfer any of said Performance-Vesting Restricted Stock on its books nor will any of such Performance-Vesting Restricted Stock be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

7.             Income Tax Considerations.

(a)           Tax Withholding. The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect to the Performance-Vesting Restricted Stock (or, if the Participant makes an election under Section 83(b) of the Code in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Performance-Vesting Restricted Stock. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, with the approval of the Committee, in it sole discretion, by delivering already owned unrestricted stock of the Company, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares of Stock shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. The Participant shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code. A form of such election is attached hereto as Exhibit C.

(b)           Tax Consequences.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT REGULATIONS, WE ADVISE YOU THAT, UNLESS OTHERWISE EXPRESSLY INDICATED, ANY FEDERAL TAX ADVICE CONTAINED IN THIS AGREEMENT WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING TAX-RELATED PENALTIES UNDER THE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTERS ADDRESSED HEREIN.

BY SIGNING THIS AGREEMENT, THE PARTICIPANT REPRESENTS THAT THE PARTICIPANT HAS REVIEWED WITH ITS OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING, SECTION 83(B) ELECTIONS) AND THAT THE PARTICIPANT IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE PARTICIPANT UNDERSTANDS AND AGREES THAT THE PARTICIPANT (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AWARD AGREEMENT.

(c)           Section 83(b) Election. The Participant hereby acknowledges that the Participant has been informed that, with respect to the award of the Performance-Vesting Restricted Stock, an election may be filed by the Participant with the U.S. Internal Revenue Service (the “IRS”), within 30 days of the date hereof, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed currently on the Fair Market Value (as defined under the Plan)of the Performance-Vesting Restricted Stock on the date hereof. The Participant agrees to provide the Company with a copy of any election made pursuant to Section 83(b) of the Code within fifteen (15) days of filing such election.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

8.             Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9.           Notices. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to Company:	Duff & Phelps Corporation
55 East 52nd Street
New York, New York 10055
Attention: General Counsel
Facsimile: (212) 450-2801

If to the Participant:	At the address noted below.

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

10.           Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

11.           Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Performance-Vesting Restricted Stock and this Agreement shall be subject to all terms and conditions of the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

12.           Section 409A Compliance. The Performance-Vesting Restricted Stock is intended to be exempt from the application of Section 409A of the Code.  Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Board determines that the Plan or the Performance-Vesting Restricted Stock are subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Board reserves the right (without any obligation to do so) to amend or terminate the Plan and/or amend, restructure, terminate or replace the Performance-Vesting Restricted Stock in order to cause the Performance-Vesting Restricted Stock to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

13.           Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, Committees and legal successors.

14.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

15.           Agreement Not a Contract for Services. Neither the Plan, the granting of the Performance-Vesting Restricted Stock, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

16.           Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

 17.           Representations. The Participant has reviewed with the Participant’s own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

18.           Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

19.           Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Performance-Vesting Restricted Stock subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

DUFF & PHELPS CORPORATION

By
Name:
Title:

_______________

The Participant

Address:

EXHIBIT A

1.
The Performance Period shall be the three year period commencing on the Date of Grant.   The Target Award Amount is _____.  The Participant will be entitled to vest in a number of shares of Stock as of the first business day following the Performance Period equal to a multiple of the Target Award Amount based on the Company's Total Shareholder Return (as defined below) for the Performance Period in accordance with the table below; provided, however, that, notwithstanding the table below, no portion of the Performance-Vesting Restricted Stock Award shall vest if the Company's Total Shareholder Return for the Performance Period is less than _____%.  Shares of Stock which do not vest shall be immediately forfeited, unless otherwise determined by the Committee.  The Stock price against which Total Shareholder Return shall be measured is $_____.

Total Shareholder Return	Multiple of the Target Award Amount	Stock Price Required to Meet Goal (subtract dividends per Total Shareholder Return definition)

The portion of the Performance-Vesting Restricted Stock Award which vests based upon Total Shareholder Return in between the levels set forth in the table above shall be determined by linear interpolation.  No additional vesting will result from Total Shareholder Return in excess of _____%.

“Total Shareholder Return” shall mean the appreciation, compounded annually, of the Per Share Price during the Performance Period, plus any dividends on the applicable company's common stock for which the record date occurs during such Performance Period.

“Per Share Price” shall mean the average of the closing prices of shares of Stock of the Company during the twenty (20) consecutive trading days ending on the last day of the Performance Period.

The determination of Total Shareholder Return will be made in the sole discretion of the Committee.  The Committee also has discretion to accelerate the vesting of all or a portion of the Performance-Vesting Restricted Stock Award based upon such factors as the Committee may deem necessary or appropriate.  In addition, the Committee shall have the sole discretion to make equitable adjustments to the Performance-Vesting Restricted Stock Award in the event the Committee determines such adjustments to be necessary or appropriate.  In the event of a Change in Control (as defined in the Employment Agreement (or, if the Participant is not party to an Employment Agreement, as defined on Exhibit B), the Performance Period shall terminate and the Total Shareholder Return shall be measured at the time of the Change in Control against the Total Shareholder Return Targets set forth above, pro-rated for the portion of the full Performance Period that has elapsed at the time of the Change in Control.

EXHIBIT B

“Cause” shall mean (i) Participant’s commission of a willful act of fraud, embezzlement or misappropriation of any money or properties of the Company or a Subsidiary or affiliate (other than an insubstantial and unintentional misappropriation that has been remedied within ten (10) days after Participant’s receipt of notice of such misappropriation); (ii) Participant’s indictment relating to any violation of any federal or state securities law or fraud; (iii) Participant’s indictment for any felony or crime that causes a material adverse effect to any of the Company or a Subsidiary or affiliate; (iv) to the extent not covered by (i) to (iii) above, Participant’s conviction of, or plea of no contest to, any misdemeanor involving moral turpitude or any felony; (v) Participant’s being enjoined from violating any federal or state securities law or being determined to have violated any such law which impairs or prohibits Participant from performing services or duties to the Company or a Subsidiary or affiliate; (vi) Participant engaging in willful or reckless misconduct in connection with any activity, the purpose or effect of which materially and adversely affects any of the Company or a Subsidiary or affiliate; (vii) Participant becoming barred or prohibited by the Securities and Exchange Commission from holding Participant’s position with any of the Company or a Subsidiary or affiliate; and (viii) Participant’s material breach of any of his obligations under any confidentiality, non-competition or similar agreement with the Company or a Subsidiary or affiliate.

“Good Reason” shall mean any action not consented to by Participant in writing (which action shall not have been cured within thirty (30) days following written notice from Participant to the Company specifying that such action will give rise to a termination of Participant’s employment for Good Reason) having the following effect or effects:  (i) a breach of any material employment or similar agreement to which Participant and any of the Company or a Subsidiary or affiliate is a party; (ii) the Company or a Subsidiary or affiliate requiring Participant to relocate to a facility or location more than fifty (50) miles from the location at which he was primarily located immediately prior to such requirement; (iii) any material reduction in Participant’s duties or authority as compared to such duties or authority as of the date of this Agreement, any adverse alteration in Participant’s reporting relationship as compared to such reporting relationship as of the date of this Agreement or any other material adverse alteration to the terms of Participant’s employment as of the date of this Agreement; or (iv) any reduction in Participant’s base salary as of the date of this Agreement.

A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or;

(iii)  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (a) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of the definition of Change in Control: Affiliates shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; Beneficial Owner shall have the meaning set forth in Rule 13d 3 under the Exchange Act; and Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.